Contact:  Safeco Investor Relations
Neal Fuller, 206-545-5537
Contact: Safeco Media Relations
Paul Hollie, 206-545-3048

            Safeco Selects Seattle's University District as Preferred
                  Location for Puget Sound-Area Consolidation

SEATTLE - (April 6, 2005) - Safeco (NASD: SAFC) today announced the selection of Seattle's University District as its preferred location to consolidate the company's Puget Sound-area operations. With the decision, Safeco eventually will bring together 3,200 employees on one campus.

"After reviewing all the people, economic and operational factors, we found the benefits of consolidating in Redmond or Seattle to be roughly equivalent," said Safeco Chairman and CEO Mike McGavick. "So, we chose the location where we believe we can do the greater good. With our selection of the U-District, we are honoring Safeco's past and supporting a community that has been a part of our success for nearly 70 years."

Seattle Mayor Greg Nickels called the decision an important moment for the city. "We are welcoming millions of dollars of investment and 1,600 new jobs to the city," Mayor Nickels said. "This is a vote of confidence not only in Seattle, but in all the work we've put into revitalizing this great neighborhood. Safeco never gave up on the University District, and neither did we."

Following the sale of Safeco's life and investments operations in August 2004, the company began evaluating options for consolidation. Today's announcement of a preferred location represents the first step in what is expected to be a three-year regulatory and construction process.

To accommodate Safeco's 1,350 Redmond-based employees and an anticipated 250 new positions over the next 10 years, the company plans to build an additional 260,000 square feet of office space around its existing headquarters complex in Seattle. Safeco has been a major business presence in the University District since 1936.

"We hope our planned investment in the U-District will be a source of pride and serve as a catalyst to make the neighborhood even more vibrant, diverse and successful," McGavick said.

Safeco's Redmond employees will continue working on the campus there until construction in Seattle is complete sometime in 2008. The company does not intend to sell or lease its Redmond property until it is confident the necessary approvals can be secured to begin building in the U-District.

"The City of Seattle has been tremendously responsive during our evaluation process. We look forward to working with Mayor Nickels, the City Council, neighborhood leaders and others to create a campus that enhances the work life of our employees and enriches the community at large," said McGavick. "We also extend our thanks to the City of Redmond for its terrific partnership over the years. Our presence on the Redmond campus will continue until our move is complete in 2008, and our contributions to that community will extend well beyond that time in recognition of the many Safeco employees, customers and business partners who live on the Eastside."

Safeco will make an official request to the Seattle City Council later this month for zoning changes and required permits.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and medium-sized businesses through a national network of independent agents and brokers.

                                      ####



Forward-Looking Information
Forward-looking information contained in this release is subject to risk and uncertainty.

Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

o Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

     o Successful implementation of the new-business entry model for personal and commercial lines

     o Our ability to appropriately price and reserve for changes in the mix of our book of business

     o    Our ability to establish appropriate pricing

     o Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

     o The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

     o Our ability to price for or exclude the risk of loss from terrorism on our policies

o    Risks related to our Property & Casualty (P&C) insurance strategy, such as:

     o Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

     o    Our ability to achieve overall expense goals

     o Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

o    Regulatory, judicial and legislative risks, such as:

     o    Our ability to freely enter and exit lines of business

     o Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

     o Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

     o    The outcome of any litigation against us

     o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

o The competitive pricing environment, initiatives by competitors and other changes in the competition

o    Unusual loss activity, such as:

     o Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

     o    The occurrence of significant natural disasters, including earthquakes

     o The occurrence of significant man-made disasters, such as terrorist attacks or war

     o The occurrence of bankruptcies that result in losses on insurance products or investments

o    Financial and economic conditions, such as:

     o    Performance of financial markets

     o    Availability of bank credit facilities

     o    Fluctuations in interest rates

     o    General economic conditions

o    Operational risks, such as:

     o Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

     o    Internal or external fraud perpetrated against us